THE ADVISORS' INNER CIRCLE FUND II
                       RQSI SMALL CAP HEDGED EQUITY FUND

                                   SCHEDULE J
                             DATED AUGUST 25, 2015
                            TO THE DISTRIBUTION PLAN
                              DATED MAY 31, 2000,
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                  CLASS OF SHARES         FEES
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RQSI Small Cap Hedged Equity Fund           Retail Shares          0.25%
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